Exhibit 10.1

Grantee:	[Executive Officer Name]
Target Number of Restricted Stock Units:	[Target Number]
Date of Grant:	[Grant Date]
Vesting: Three Year Cliff (vesting on the third anniversary of the Date of Grant, subject to the satisfaction of performance-based and time-based vesting conditions)

ABIOMED, Inc.
Second Amended & Restated 2015 Omnibus Incentive Plan

Performance-Based Restricted Stock Unit Agreement (Section 16 and Other Officers)

This agreement (this “Agreement”) evidences the grant of restricted stock units (the “Restricted Stock Units”) by ABIOMED, Inc. (the “Corporation”) to the individual named above (the “Grantee”) pursuant to and subject to the terms of the ABIOMED, Inc. Second Amended and Restated 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.
Grant of Restricted Stock Units. On the date of grant set forth above (the “Date of Grant”), the Corporation granted to the Grantee an award (the “Award”) consisting of the right to receive, on the terms provided herein and in the Plan, one (1) share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The number of Restricted Stock Units set forth above reflects the target number of shares of Stock (the “Target Number”) that the Grantee is eligible to receive under the Award if the performance-vesting conditions described below are satisfied at the achievement level of 100% and the time-vesting condition is also satisfied. The maximum number of shares of Stock the Grantee is eligible to receive under the Award is equal to two and a half (2.5) times the Target Number.
2.
Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. In addition, the following terms shall have the meanings set forth below:
a.
“Cause” means (i) engagement by the Grantee in any act of gross negligence, recklessness, or willful misconduct on a matter that is not inconsequential, as reasonably determined by the Board in good faith or material violation of any duty of loyalty to the Corporation or its Affiliates; (ii) the Grantee’s conviction by, or a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (A) any felony or (B) any crime of moral turpitude; or (iii) commission of an act of fraud, embezzlement or dishonesty. For purposes hereof, no act or failure to act, on the Grantee’s part, shall be deemed “Cause” if the Grantee reasonably believed such acts or omissions were in the best interests of the Corporation.

b.
“Good Reason” means (i) “Good Reason” as defined in the written employment or service agreement with the Corporation or any subsidiary, to which the Grantee is a party; or (ii) if clause (i) does not apply, then “Good Reason” shall mean the occurrence of any of the following conditions without the Grantee’s express consent: (A) a material diminution in the scope of the Grantee’s duties and authority; or (B) a relocation of the Grantee’s principal place of work to a location more than fifty (50) miles from Grantee’s current principal location of Employment (unless such new location is closer to the primary residence of the Grantee). Notwithstanding the foregoing, the Grantee’s resignation shall not be deemed to have occurred for “Good Reason” unless the Grantee provides the Corporation with a written notice of Good Reason termination within sixty (60) days after the occurrence of an event giving rise to a claim of Good Reason, and the Corporation shall have thirty (30) days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason, or to dispute such resignation for Good Reason, and the Grantee resigns from Employment as a result at the end of such thirty (30)-day period.
c.
“Peer Group” means the Peer Group as defined in the June 28, 2022 Definitive Proxy Statement of the Corporation as set forth in Appendix A (each such company, a “Peer Group Company”); provided, however, the Peer Group may be adjusted or changed by the Compensation Committee in its discretion as circumstances warrant, including, without limitation, the occurrence of the following during the Performance Period: (i) if a Peer Group Company is acquired by another entity, including through a management buy-out or going-private transaction, the acquired company will be removed from the Peer Group effective as of the beginning of the Performance Period; (ii) if a Peer Group Company becomes bankrupt, the bankrupt company will remain in the Peer Group for the entire Performance Period; (iii) if a Peer Group Company acquires a business or divests a business that results in a significant gain or loss of revenue, that company will not be treated as part of the Peer Group effective as of the beginning of the Performance Period; or (iv) if a Peer Group Company ceases to be publicly traded at any time prior to March 31, 2025, it will not be treated as part of the Peer Group effective as of the beginning of the Performance Period.
d.
“Performance Period” means the period beginning April 1, 2022 and ending March 31, 2025.
e.
“Three-Year Revenue Growth” [Redacted]
3.
Vesting. The term “vest” as used herein with respect to any Restricted Stock Unit means the lapsing of the restrictions described herein with respect to such Restricted Stock Unit. Restricted Stock Units shall only vest, and shares of Stock shall only be issued to the Grantee in respect of such Restricted Stock Units, to the extent that both the performance-based vesting conditions and time-based vesting condition set forth below are satisfied. All determinations under this Section 3 shall be made by the Compensation Committee.

a.
Performance Goals and Earned Percentage.

(i) Performance Goals. The performance goals for the Performance Period are certain non-financial milestones set forth in Appendix B (the “Milestone Metrics”).

(ii) Earned Percentage. Except as provided in Section 3(e) hereof, the Restricted Stock Units shall be earned based on the number of Milestone Metrics achieved during the Performance Period and the associated percentage shown in the table below (the “Earned Percentage”).

[Redacted]

b.
Revenue Multiplier. Restricted Stock Units shall be earned based on the Corporation’s Three-Year Revenue Growth compared with the median Three-Year Revenue Growth for the Corporation’s Peer Group and the associated percentage shown in the table below (the “Revenue Multiplier”).

[Redacted]

c.
Earned Restricted Stock Units. The number of Restricted Stock Units earned (the “Earned Restricted Stock Units”) shall equal the product of (i) the Target Number multiplied by (ii) the Earned Percentage multiplied by (iii) the Revenue Multiplier. To the extent that the Restricted Stock Units do not become Earned Restricted Stock Units pursuant to this Section 3, such Restricted Stock Units shall be automatically forfeited. The Compensation Committee will certify the Corporation’s achievement of any Milestone Metrics, the Earned Percentage and the Revenue Multiplier for the Performance Period as promptly as is reasonably possible following the completion of the Performance Period and before the third anniversary of the Date of Grant.

d.
Time-Vesting Requirement. The Earned Restricted Stock Units shall vest on the third anniversary of the Date of Grant (the “Vesting Date”), provided that the Grantee has remained in continuous Employment from the Date of Grant through the Vesting Date.

e.
Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control, and provided that the Restricted Stock Units have not been forfeited prior to the date of such Change of Control, then:

(i) Restricted Stock Units Are Not Assumed or Replaced. If, upon the occurrence of a Change of Control, the Restricted Stock Units are not converted, assumed, or replaced by a successor with an economically equivalent award, then 150% of the Target Number of Restricted Stock Units shall become immediately earned and fully vested upon the closing of the Change of Control; provided, however, that the Compensation Committee (as constituted immediately prior to the applicable Change of Control), in its discretion, may elect to provide that between 150% and 200% of the Target Number of Restricted Stock Units shall become immediately earned and fully vested upon the closing of the Change of Control. Any accelerated vesting pursuant to this Section 3(e) upon a Change of Control is subject to the Grantee having remained in continuous Employment from the Date of Grant through the closing of such Change of Control. The Restricted Stock Units shall be settled within fifteen (15) days following the closing of the Change of Control.

(ii) Restricted Stock Units Are Assumed or Replaced. If, upon the occurrence of a Change of Control, the Restricted Stock Units are converted, assumed, or replaced by a successor with an economically equivalent award, then any unvested and unearned Restricted Stock Units shall become immediately earned and fully vested upon the Grantee’s termination of Employment by the Corporation without Cause or by the Grantee’s resignation for Good Reason, in each case, on or before the second anniversary of the Change of Control, assuming achievement of the performance goals at 150% of the Target Number; provided, however, the Compensation Committee (as constituted immediately prior to the applicable Change of Control), in its discretion, may elect to provide that between 150% and 200% of the Target Number of Restricted Stock Units shall be immediately and fully vested upon such termination of Employment. The Restricted Stock Units will be settled within thirty (30) days following such termination of Employment.

4.
Forfeiture Risk. Upon the cessation of the Grantee’s Employment for any reason, the unvested portion of the Award shall automatically and immediately terminate and be forfeited for no consideration.
5.
Delivery of Stock. Except as otherwise provided in Section 3(e) of this Agreement, the Corporation shall deliver to the Grantee as soon as practicable upon the vesting of the Earned Restricted Stock Units, but in all events no later than thirty (30) days following the Vesting Date, one (1) share of Stock with respect to each such vested Earned Restricted

Stock Unit, the terms of the Plan and this Agreement, and satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 7 of this Agreement. Notwithstanding the foregoing provisions of this Section 5 to the contrary, if at the time of the Grantee’s separation from service within the meaning of Code Section 409A, the Grantee is a “specified employee” within the meaning of Code Section 409A, any payment hereunder that constitutes a “deferral of compensation” under Code Section 409A and that would otherwise become due on account of such separation from service shall be delayed, and payment shall be made in full upon the earlier to occur of (i) a date during the thirty-one (31)-day period commencing six (6) months and one (1) day following such separation from service and (ii) the date of the Grantee’s death.
6.
No Rights of Shareholder; Voting; Dividends. The Grantee shall have the rights of a shareholder with respect to a share of Stock subject to the Award only at such time, if any, as such share is actually delivered under the Award. Without limiting the generality of the foregoing and for the avoidance of doubt, the Grantee shall not be entitled to vote any share of Stock subject to the Award or to receive or be credited with any dividend or other distribution declared and payable on any such share unless and until such share has been actually delivered hereunder and is held by the Grantee on the record date for such vote or dividend (or other distribution), as the case may be.
7.
Certain Tax Matters.
a.
The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued shares of Stock upon the vesting of the Restricted Stock Units (or any portion thereof), are subject to the Grantee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Corporation in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any (the “Withholding Obligation”).

b.
By accepting this Award, the Grantee hereby acknowledges that the Corporation will hold back whole shares of Stock otherwise deliverable pursuant to this Agreement, as applicable, having a Fair Market Value sufficient to satisfy the Withholding Obligation (but not in excess of the applicable minimum statutory withholding obligations or such greater amount that would not result in adverse accounting consequences to the Corporation).

c.
The Grantee expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Corporation to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

d.
Code Section 409A. Payments and benefits under this Agreement are intended comply with or be exempt from Code Section 409A to the extent applicable. This Agreement shall be interpreted to comply with or be exempt from Section 409A, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the foregoing, neither the Grantee nor any other person shall have any claim or right against the Corporation or any of its directors, officers, employees, advisers, or agents by reason of any failure or asserted failure of this Agreement, in form or as administered, to comply with or qualify for exemption from Code Section 409A. Each payment made under this Agreement shall be treated as a separate payment.
8.
Forfeiture; Recovery of Compensation.
a.
By accepting the Award, the Grantee expressly acknowledges and agrees that the Grantee’s rights, and those of any permitted transferee, under the Award or to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

b. In furtherance of the foregoing and as a condition of eligibility for the Award granted hereunder, and participation in the Plan, the Grantee understands and agrees that if the Grantee’s Employment with the Corporation terminates for any reason (whether voluntary or involuntary), and the Grantee engages in any Prohibited Activity (as defined below) within two (2) years after such termination, the Grantee will repay to the Corporation the economic value of the Award, which results or resulted from the Grantee’s exercise at any time after the date which is twelve (12) months prior to the date of the Grantee’s termination of Employment. For purposes hereof, the economic value to be repaid is the market price per share at the time of exercise or vesting over the exercise price (if any) per share, multiplied by the number of shares so exercised or vested, without regard to any subsequent market price decrease or increase, reduced by any statutory income taxes paid by the Grantee with respect to income recognized in connection with any exercise or vesting. For purposes hereof, the economic value with respect to any Award exercised or vested during a period in which the Grantee is an employee of the Corporation shall be presumed to be the amount reported as employment income by the Corporation. For any period after the Grantee has ceased to be an employee of the Corporation, the economic value shall be calculated by using the high and low price on the date of exercise and vesting, unless there is actual price information available.

c.
The Grantee engages in a “Prohibited Activity” if the Grantee directly, for the Grantee’s own account or for any other person, as agent, employee, officer, director, trustee, consultant, owner, partner, or shareholder, or any other capacity:

(i) hires or attempts to hire or assist any other person in hiring or attempting to hire any employee of the Corporation; or

(ii) encourages or assists any other person in encouraging any director, officer, employee, agent, consultant, or any other person affiliated with the Corporation to terminate or alter the Grantee’s or its relationship with the Corporation; or

(iii) encourages or assists any other person in encouraging any customer or supplier of the Corporation to terminate or alter its relationship with the Corporation; or

(iv) sells or markets or assists any other person in selling or marketing any product or service that competes, directly or indirectly, with any product or service manufactured, sold, or under development by the Corporation at the time the Grantee’s Employment with the Corporation is terminated (to include the Corporation’s service of providing specialized clinical education and training to healthcare professionals in the interventional cardiology space); or

(v) researches, develops or manufactures or assists any other person in researching, developing or manufacturing any product or service that competes with any product or service conceived, manufactured, sold, or under development by the Corporation at the time the Grantee’s Employment with the Corporation is terminated.

d.
In order to assure that the Grantee does not breach any of the foregoing provisions, the Grantee agrees that, for a period of two (2) years following the termination of the Grantee’s Employment with the Corporation, the Grantee will not accept Employment with, advise, provide consulting services to, or acquire any interest in (other than an investment interest of less than 5% of the total outstanding shares of a publicly traded Corporation) any business that directly or indirectly competes with any product or service manufactured, sold or under development by the Corporation or that utilizes or benefits from the same type of training provided by the Corporation without first obtaining the Corporation’s written consent. Such businesses include, but are not necessarily limited to, those set forth in Appendix C (the “Restricted Businesses”). The Corporation shall be permitted to withhold such consent in its sole discretion, unless the Grantee and the prospective employer are able to provide the Corporation with assurances reasonably satisfactory to the Corporation in its sole discretion that the Grantee will not be assisting the prospective employer in any of the prohibited endeavors listed in Section 8(c) above.
9.
Transfer of Award. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.
10.
Form S-8 Prospectus. The Grantee acknowledges that the Grantee has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued pursuant to the Award under the Plan.
11.
Acknowledgments. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award is, and the Restricted Stock Units are, subject in all respects to, the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. The Grantee acknowledges that Restricted Stock Units covered by a grant are not intended nor shall be deemed to constitute a wage under any state or federal wage and hour law. The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Corporation is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Corporation and will create a legally binding agreement when this Agreement is electronically accepted by the Grantee.

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Executed as of the 26th day of May, 2022.

Corporation: ABIOMED, INC.

By: __________________________________ Name:

Title:

Grantee: By: __________________________________ Name:

Address:

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APPENDIX A

PEER GROUP

[Redacted]

APPENDIX B

MILESTONE METRICS

[Redacted]

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APPENDIX C

RESTRICTED BUSINESSES

[Redacted]

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